EXHIBIT 21.1

RESMED INC.

SUBSIDIARIES OF THE REGISTRANT

ResMed Corporation (a Minnesota corporation)

ResMed Assembly US Inc. (a Delaware corporation)

ResMed (Malaysia) Sdn Bhd (a Malaysian Corporation) (2)

ResMed (UK) Limited (a United Kingdom corporation) (1)

ResMed Asia Pacific Limited (incorporated under the laws of New South Wales, Australia) (1)

ResMed Deutschland GmbH (a German corporation, formerly ResMed Beteiligungs GmbH) (3)

ResMed EAP Holdings Inc. (a Delaware corporation)

ResMed Finland Oy (a Finland corporation)

ResMed Holdings Limited (incorporated under the laws of New South Wales, Australia)

ResMed Hong Kong Limited (a Hong Kong corporation) (2)

ResMed Germany Inc. (a Delaware corporation, formerly ResMed International Inc.)

ResMed KK (a Japanese corporation) (2)

ResMed Limited (incorporated under the laws of New South Wales, Australia) (1)

ResMed New Zealand Limited (a New Zealand Corporation) (2)

ResMed GmbH Verwaltung (a German corporation)

ResMed GmbH and Co KG (a German corporation) (4)

ResMed R&D Limited (incorporated under the laws of New South Wales, Australia) (1)

ResMed SA (a French corporation) (2)

ResMed Singapore Pte Ltd (a Singaporean corporation) (2)

ResMed Spain SL (a Spanish corporation) (2)

ResMed Sweden AB (a Swedish corporation) (2)

Servo Magnetics Inc. (a Delaware corporation)

Labhardt AG (A Swiss corporation) (2)

MAP Hirsch Medizintechnik für Arzt und Patient GmbH (an Austrian corporation) (5)

MAP Medische Techniek voor Arts en Patient BV (a Dutch corporation) (4)

MAP Medizintechnik für Arzt und Patient GmbH (a Swiss corporation) (5)

MAP Medizin-Technologie GmbH (a German corporation) (4)

MAP Beteiligungs GmbH (a German corporation) (5)

Take Air Medical Handels GmbH (a German corporation) (6)

SCI PDG (a French corporation) (6)

Premium Medical SARL (a French corporation) (6)

OCA Beteiligung AG (a Luxemburg corporation) (6)

Hoefner Medizintechnik GmbH (a German corporation)

ResMed Netherland BV (a Netherlands corporation)

Saime SA (a French corporation, formerly Financiere ACE SAS)

ResMed Property Trust (incorporated under the laws of New South Wales, Australia)

(1)	A subsidiary of ResMed Holdings Limited
(2)	A subsidiary of ResMed EAP Holdings Inc.
(3)	A subsidiary of ResMed Germany Inc.
(4)	A subsidiary of ResMed Deutschland GmbH
(5)	A subsidiary of MAP Medizin-Technologie GmbH
(6)	A subsidiary of Saime SA